Exhibit 99.1

ALIMENTATION COUCHE-TARD AND CROSSAMERICA ANNOUNCE AGREEMENT FOR SERIES OF ASSET EXCHANGES

-	Alimentation Couche-Tard has agreed to sell to CrossAmerica 192 U.S. company-operated convenience and fuel retail stores (the “Circle K stores”)
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CrossAmerica has agreed to sell to Couche-Tard the real estate property for 56 U.S. company-operated convenience and fuel retail stores currently leased and operated by Couche-Tard and 17 company-operated convenience and fuel retail stores in the U.S. Upper Midwest currently operated by CrossAmerica

-	Assets will be exchanged in a series of transactions, as dealers are secured to operate the Circle K stores for CrossAmerica
-	The first transaction is expected to occur in the first half of calendar year 2019
-	Transactions expected to be accretive to CrossAmerica’s distributable cash flow to limited partners

Laval, Québec, Canada and Allentown, PA, United States, December 17, 2018 – Alimentation Couche-Tard Inc. (“Couche-Tard”) (TSX: ATD.A) (TSX:ATD.B), through Circle K Stores Inc., its wholly-owned subsidiary, and CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”) today announced an agreement to exchange assets in a series of transactions.

Couche-Tard has agreed to sell to CrossAmerica 192 (162 fee and 30 leased) U.S. company-operated convenience and fuel retail stores having an aggregate value of approximately US$184.5 million. CrossAmerica has agreed to sell to Couche-Tard assets having an aggregate value of approximately US$184.5 million. These CrossAmerica assets include the real estate property for 56 U.S. company-operated convenience and fuel retail stores currently leased and operated by Couche-Tard pursuant to a master lease that CrossAmerica previously purchased jointly with or from CST Brands Inc. (the “master lease properties”), and 17 company-operated convenience and fuel retail stores currently owned and operated by CrossAmerica located in the U.S. Upper Midwest. The existing fuel supply arrangements for the 56 master lease properties will remain unchanged.

It is expected that the exchange of assets will occur in a series of transactions over a period of up to 24 months. The Circle K retail stores to be sold to CrossAmerica will remain at Couche-Tard until dealers are secured to operate the sites. The process is already underway to identify qualified dealers, and the first transaction is anticipated to occur in the first half of calendar year 2019. It is expected that there will be no additional funding required as part of these transactions. CrossAmerica also expects these transactions will be accretive to distributable cash flow to its limited partners.

The asset exchange agreement was approved by the CrossAmerica board of directors following the approval of the terms of the transaction by its independent Conflicts Committee. The Conflicts Committee was advised by Evercore as its independent financial advisor and by Richards, Layton & Finger, P.A. as its independent legal counsel. Couche-Tard was advised by Faegre Baker Daniels LLP. The closing of each asset exchange transaction is subject to customary closing conditions.

Gerardo Valencia, CEO and President of CrossAmerica, stated, "We are very excited about this first asset exchange with Couche-Tard and the substantial benefits it provides to the partnership. This transaction provides further diversity to our wholesale network, an important step in our goal of simplifying the business and cash flow streams.”  Valencia added, “As partners, we took the necessary time to secure a plan that will allow for an easy transition of these sites from Couche-Tard to CrossAmerica and add value for all stakeholders.”

Brian Hannasch, President and CEO of Couche-Tard, said, “We believe this transaction will be beneficial to both parties. The transfer of Couche-Tard’s retail stores to CrossAmerica will help optimize the long-term value of these assets, further strengthens Couche-Tard’s core retail business and is a win-win for both sets of stakeholders.”

Conference Call

CrossAmerica will host a conference call on December 17, 2018 at 9:00 A.M.(EST) to discuss the asset exchange. The conference call numbers are 1-877-615-4335 or 1-847-944-7271 and the access code for both is 5583962#. A live audio webcast of the conference call and slide presentation will be available on that same day on the investor section of the CrossAmerica website (www.crossamericapartners.com). To listen to the audio webcast, go to http://phx.corporate-ir.net/phoenix.zhtml?c=251390&p=irol-presentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 1-888-843-7419 or 1-630-652-3042 and the access code for both is 5583962#. An archive of the webcast will be available on the investor section of the CrossAmerica website at http://phx.corporate-ir.net/phoenix.zhtml?c=251390&p=irol-presentations within 24 hours after the call for a period of sixty days.

About Alimentation Couche-Tard Inc.

Couche-Tard is the leader in the Canadian convenience store industry. In the United States, it is the largest independent convenience store operator in terms of the number of company-operated stores. In Europe, Couche-Tard is a leader in convenience store and road transportation fuel retail in the Scandinavian countries (Norway, Sweden and Denmark), in the Baltic countries (Estonia, Latvia and Lithuania), as well as in Ireland and also has an important presence in Poland. For more information on Alimentation Couche-Tard Inc. or to consult its quarterly Consolidated Financial Statements and Management Discussion and Analysis, please visit: https://corpo.couche-tard.com.

About CrossAmerica Partners LP

CrossAmerica Partners LP is a leading wholesale distributor of motor fuels and owner and lessor of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of Alimentation Couche-Tard Inc. Formed in 2012, CrossAmerica is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to approximately 1,300 locations and owns or leases approximately 900 sites. With a geographic footprint covering 31 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.

Contacts:

Investor Relations

Alimentation Couche-Tard Inc.: Mathieu Descheneaux, Vice-President Finance, 450-662-6632, ext. 4619

CrossAmerica Partners LP: Randy Palmer, Director – Investor Relations, 210-692-2160

Media Relations

Alimentation Couche-Tard Inc.: Marie-Noëlle Cano, Senior Director – Global Communications, 450-662-6632, ext. 6611 or

communication@couche-tard.com

Cautionary Statement Regarding Forward-Looking Statement

The statements set forth in this press release, which describes Couche-Tard’s objectives, projections, estimates, expectations or forecasts, may constitute forward-looking statements within the meaning of securities legislation. Positive or negative verbs such as "believe”, “can”, “shall”, “intend”, “expect”, "estimate”, “assume” and other related expressions are used to identify such statements. Couche-Tard would like to point out that, by their very nature, forward-looking statements involve risks and uncertainties such that its results, or the measures it adopts, could differ materially from those indicated in or underlying these statements, or could have an impact on the degree of realization of a particular projection. Major factors that may lead to a material difference between Couche-Tard’s actual results and the projections or expectations set forth in the forward-looking statements include the effects of the integration of acquired businesses and the ability to achieve projected synergies, fluctuations in margins on motor fuel sales, competition in the convenience store and retail motor fuel industries, exchange rate variations, and such other risks as described in detail from time to time in the reports filed by Couche-Tard with securities authorities in Canada and the United States. Unless otherwise required by applicable securities laws, Couche-Tard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking information in this release is based on information available as of the date of the release.

Statements contained in this release that state CrossAmerica’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available on CrossAmerica’s website at www.crossamericapartners.com. CrossAmerica undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.